CONNECTICUT BANCSHARES, INC. REPORTS 26% INCREASE IN NET INCOME FOR THE THIRD QUARTER AND DECLARES QUARTERLY DIVIDEND OF $0.18 PER SHARE

MANCHESTER, Conn. - October 27, 2003 - Connecticut Bancshares, Inc. (the "Company") (NASDAQ: SBMC), the holding company for The Savings Bank of Manchester (the "Bank"), reported net income of $8.51 million for the third quarter of 2003, compared to net income of $6.74 million for the third quarter of 2002, representing a 26.26% increase. Earnings per diluted share for the quarter ended September 30, 2003 were $0.79 based on 10.75 million weighted average shares outstanding, compared to earnings per diluted share for the quarter ended September 30, 2002 of $0.62 based on 10.81 million weighted average shares outstanding. Net income for the nine months ended September 30, 2003 was $23.33 million, as compared to net income of $18.43 million for the nine months ended September 30, 2002, representing a 26.59% increase. Earnings per diluted share for the nine months ended September 30, 2003 were $2.16 based on 10.79 million weighted average shares outstanding, compared to earnings per diluted share for the nine months ended September 30, 2002 of $1.71 based on
10.80 million weighted average shares outstanding.

The Company also declared a quarterly cash dividend of $0.18 per share on the outstanding shares of its common stock. The dividend will be paid on or about November 24, 2003 to stockholders of record as of the close of business on November 10, 2003.

On July 16, 2003, the Company announced it entered into an Agreement and Plan of Merger with The New Haven Savings Bank ("NHSB"). The Company's stockholders will receive $52.00 in cash in exchange for each share of the Company's common stock held. If the transaction closes after March 31, 2004, the merger price is subject to increase based on the Company's earnings less dividends paid from that date to the end of the month preceding the closing date of the merger. As a condition precedent to the merger, NHSB will convert from a Connecticut-chartered mutual savings bank to a Connecticut-chartered stock savings bank and simultaneously form a holding company.

Net interest income for the third quarter of 2003 was $19.75 million, a $612,000, or 3.00%, decrease from $20.36 million for the third quarter of 2002. Average interest-earning assets were $2.43 billion for the quarter ended September 30, 2003 compared to $2.33 billion for the prior year quarter. The Company's net interest margin was 3.30% for the quarter ended September 30, 2003 compared to 3.55% for the quarter ended September 30, 2002.

The decrease in net interest income from the prior year quarter was primarily due to lower yields on loans and investments partially offset by a lower cost of funds on interest-bearing liabilities and a higher volume of loans. The yield on interest-earning assets declined from 6.06% for the quarter ended September 30, 2002 to 5.22% for the quarter ended September 30, 2003. Loan yields declined from 6.64% for the quarter ended September 30, 2002 to 5.78% for the quarter ended September 30, 2003. Investment yields declined from 4.95% for the quarter ended September 30, 2002 to 3.94% for the quarter ended September 30, 2003. The reductions in yield were primarily due to a lower interest rate environment. The cost of funds decreased from 2.83% for the quarter ended September 30, 2002 to 2.17% for the quarter ended September 30, 2003. The reduction was primarily due to a lower interest rate environment. Average gross loans increased $160.22 million, or 10.50%, from $1.53 billion for the quarter ended September 30, 2002 to $1.69 billion for the quarter ended September 30, 2003. The increase in average gross loans was primarily in residential and commercial real estate loans.

Noninterest income for the third quarter of 2003 was $9.22 million, a $4.46 million, or 93.70%, increase from $4.76 million for the third quarter of 2002. The increase in noninterest income over the prior year quarter was primarily due to an increase in gains on sales of securities, an increase in service charges and fees and a decrease in charges for other than temporary impairment of investment securities. Gains on sales of securities increased $3.33 million from the prior year quarter as the Company sold $13.64 million of common and preferred stock, realizing a $3.95 million gain during the 2003 quarter. At September 30, 2003, the Company had $1.00 million (fair value) of preferred stock and no common stock remaining in its portfolio. Service charges and fees increased $854,000 as compared to the prior year quarter primarily due to increases in checking account and commercial real estate loan prepayment fees. During the third quarter of 2003 there were no charges recorded for other than temporary impairment, while in the prior year quarter a charge for other than temporary impairment totaling $410,000 was recorded for two equity securities.

Noninterest expense for the third quarter of 2003 was $15.86 million, a $1.18 million, or 8.04%, increase from $14.68 million for the third quarter of 2002. The increase in noninterest expense from the prior year quarter was primarily due to merger expenses and an increase in employee benefits partially offset by decreases in amortization of other intangible assets and salaries. The Company incurred $1.24 million in expenses, primarily professional fees, relating to the merger with NHSB in the quarter ended September 30, 2003. Employee benefits increased primarily due to increased restricted stock, pension and ESOP expenses. In conjunction with the 2001 acquisition of First Federal Savings and Loan Association of East Hartford ("First Federal"), the Bank recorded an intangible asset for noncompete agreements with former First Federal executives. The agreements were amortized over their twelve-month term through the third quarter of 2002. Salary expense decreased primarily due to higher cost deferrals relating to the origination of residential mortgages.

Net interest income for the nine months ended September 30, 2003 was $61.13 million, a $1.59 million, or 2.67%, increase from $59.54 million for the nine months ended September 30, 2002. Average interest-earning assets were $2.41 billion for the nine months ended September 30, 2003 compared to $2.32 billion for the prior year period. The Company's net interest margin was 3.41% for the nine months ended September 30, 2003 compared to 3.45% for the nine months ended September 30, 2002.

The increase in net interest income from the prior year period was primarily due to a lower cost of funds on interest-bearing liabilities and a higher volume of loans partially offset by lower yields on loans and investments. The cost of funds decreased from 2.97% for the nine months ended September 30, 2002 to 2.29% for the nine months ended September 30, 2003. The reduction was primarily due to a lower interest rate environment. Average gross loans increased $145.85 million, or 9.76%, from $1.49 billion for the nine months ended September 30, 2002 to $1.64 billion for the nine months ended September 30, 2003. The increase in average gross loans was primarily in residential and commercial real estate loans. The yield on interest-earning assets declined from 6.10% for the nine months ended September 30, 2002 to 5.44% for the nine months ended September 30, 2003. Loan yields declined from 6.75% for the nine months ended September 30, 2002 to 6.01% for the nine months ended September 30, 2003. Investment yields declined from 4.93% for the nine months ended September 30, 2002 to 4.23% for the nine months ended September 30, 2003. The reductions in yield were primarily due to a lower interest rate environment.

Noninterest income for the first nine months of 2003 was $19.98 million, a $6.01 million, or 43.02%, increase from $13.97 million for the first nine months of 2002. The increase in noninterest income over the prior year was primarily due to an increase in gains on sales of securities and an increase in service charges and fees. Gains on sales of securities increased $3.79 million from the prior year as the Company sold $13.64 million of common and preferred stock, realizing a $3.95 million gain during the third quarter of 2003. Service charges and fees increased $2.21 million as compared to the prior year primarily due to increases in checking account, commercial real estate loan prepayment and merchant services fees.

Noninterest expense for the first nine months of 2003 was $45.21 million, a $166,000, or 0.38%, increase from $45.05 million for the first nine months of 2002. The increase in noninterest expense from the prior year period was primarily due to merger expenses and an increase in employee benefits, partially offset by decreases in amortization of other intangible assets, fees and services, salaries, furniture and equipment and marketing expenses. The Company incurred $1.72 million in expenses, primarily professional fees, relating to the merger with NHSB in the nine months ended September 30, 2003. Employee benefits increased primarily due to increased restricted stock, pension and ESOP expenses. In conjunction with the 2001 acquisition of First Federal, the Bank recorded an intangible asset for noncompete agreements with former First Federal executives. The agreements were amortized over their twelve-month term through the third quarter of 2002. Fees and services decreased primarily due to lower consulting fees for information technology and investments. Salary expense decreased primarily due to higher cost deferrals relating to the origination of residential mortgages. Furniture and equipment expenses decreased as certain assets became fully depreciated. Marketing expenses decreased as the Bank reduced its expense related to various media advertising.

The Company did not repurchase any shares of its common stock during the third quarter of 2003, and has repurchased a total of 558,641 shares of its common stock since it's initial public offering on March 2, 2000 at a weighted average price of $38.92 per share.

Established in 1905, The Savings Bank of Manchester is one of Connecticut's oldest and largest banks. The Bank is headquartered in Manchester, Connecticut, with 28 branch offices serving 22 communities throughout central and eastern Connecticut.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake - and specifically disclaims any obligation - to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

           Contact:  Connecticut Bancshares, Inc.
                     Michael J. Hartl
                     Senior Vice President and Chief Financial Officer
                     (860) 646-1700



CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Condition
(unaudited)
(dollars in thousands)
                                                  SEPTEMBER 30,   SEPTEMBER 30,  DECEMBER 31,
                                                      2003            2002           2002
                                                  -------------   -------------  ------------


ASSETS
Cash and due from banks:
     Non-interest-bearing deposits and cash       $    26,137     $    17,300    $     16,346
     Short-term investments                            89,454          64,361           8,918
                                                  -----------     -----------    ------------
          Cash and cash equivalents                   115,591          81,661          25,264
Securities available for sale, at fair value          627,450         759,393         841,622
Loans held for sale                                         -              35               0
Loans:
  One- to four-family residential mortgages           996,319         893,037         907,188
  Construction mortgages                               65,922          83,531          64,182
  Commercial and multi-family mortgages               308,611         261,593         275,818
  Commercial business                                 184,874         176,080         180,612
  Installment                                         138,947         121,101         128,939
                                                  -----------     -----------    ------------
     Total loans, gross                             1,694,673       1,535,342       1,556,739
  Allowance for loan losses                            16,487          15,344          16,172
                                                  -----------     -----------    ------------
     Total loans, net                               1,678,186       1,519,998       1,540,567
                                                  -----------     -----------    ------------
Federal Home Loan Bank Stock, at cost                  30,783          30,783          30,783
Premises and equipment, net                            16,115          18,181          17,793
Accrued interest receivable                            10,549          12,828          12,613
Other real estate owned                                   112               -               -
Cash surrender value of life insurance                 45,587          43,204          43,803
Current and deferred income taxes                       7,410               -              58
Goodwill                                               19,488          19,488          19,488
Other intangible assets                                 8,417           9,693           9,598
Other assets                                            6,345           6,409           5,953
                                                  -----------     -----------    ------------

               Total assets                       $ 2,566,033     $ 2,501,673    $  2,547,542
                                                  ===========     ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Savings and money market                        $   618,294     $   592,614    $    592,386
  Certificates of deposit                             592,421         662,497         643,201
  NOW accounts                                        230,495         213,564         230,293
  Demand deposits                                     151,052         121,982         130,099
                                                  -----------     -----------    ------------
     Total deposits                                 1,592,262       1,590,657       1,595,979
Short-term borrowed funds                             120,332         119,532         121,052
Mortgagors' escrow accounts                            12,205           7,862          15,097
Advances from Federal Home Loan Bank                  554,759         472,681         533,890
Current and deferred income taxes                           -              38               -
Accrued benefits and other liabilities                 30,216          57,397          29,964
                                                  -----------     -----------    ------------
               Total liabilities                    2,309,774       2,248,167       2,295,982
                                                  -----------     -----------    ------------

Stockholders' equity:
     Common stock                                         115             113             113
     Additional paid-in capital                       120,079         110,217         110,345
     Retained earnings                                167,331         143,693         149,554
     ESOP unearned compensation                        (6,979)         (7,599)         (7,444)
     Restricted stock unearned compensation            (8,731)         (5,196)        (10,880)
     Treasury stock, at cost                          (21,744)         (5,522)         (5,522)
     Accumulated other comprehensive income             6,188          17,800          15,394
                                                  -----------     -----------    ------------

               Total stockholders' equity             256,259         253,506         251,560
                                                  -----------     -----------    ------------

               Total liabilities and
                stockholders' equity              $ 2,566,033     $ 2,501,673    $  2,547,542
                                                  ===========     ===========    ============



CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Operations
(dollars in thousands, except earnings per share)

                                                  FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                                        -----------------------------
                                                             2003            2002
                                                        -------------    ------------
                                                                  (UNAUDITED)

Interest and dividend income:
  Interest income on loans                              $      24,371    $     25,354
  Interest and dividends on investment securities               7,137           9,754
                                                        -------------    ------------

       Total interest and dividend income                      31,508          35,108
                                                        -------------    ------------

Interest expense:
  Interest on deposits and escrow                               5,439           8,452
  Interest on short-term borrowed funds                           184             442
  Interest on advances from Federal Home Loan Bank              6,139           5,856
                                                        -------------    ------------

       Total interest expense                                  11,762          14,750
                                                        -------------    ------------

Net interest income                                            19,746          20,358
Provision for loan losses                                         300             375
                                                        -------------    ------------

Net interest income after provision for loan losses            19,446          19,983
                                                        -------------    ------------

Noninterest income:
  Service charges and fees                                      4,156           3,302
  Income from cash surrender value of life insurance              598             616
  Brokerage commission income                                     327             468
  Gains on sales of securities, net                             3,949             619
  Other than temporary impairment of investment securities         -             (410)
  Gains on mortgage loan sales, net                                54              41
  Other                                                           134             119
                                                        -------------    ------------
       Total noninterest income                                 9,218           4,755
                                                        -------------    ------------


Noninterest expense:
  Salaries                                                      4,905           5,342
  Employee benefits                                             3,816           2,745
  Fees and services                                             1,645           1,732
  Occupancy, net                                                  968             985
  Furniture and equipment                                         848             961
  Marketing                                                       478             475
  Amortization of other intangible assets                         394             942
  Foreclosed real estate (income) expense                          (2)             88
  Net gains on sales of repossessed assets                        (37)             (8)
  Merger expenses                                               1,235               -
  Other operating expenses                                      1,611           1,417
                                                         ------------   -------------

       Total noninterest expense                               15,861          14,679
                                                        -------------   -------------

  Income before provision for income taxes                     12,803          10,059
  Provision for income taxes                                    4,289           3,320
                                                        -------------   -------------

       Net income                                       $       8,514   $       6,739
                                                        =============   =============


Earnings per share:
  Basic                                                 $        0.86   $        0.66
  Diluted                                               $        0.79   $        0.62

Weighted average shares outstanding:
  Basic                                                     9,854,969      10,134,565
  Diluted                                                  10,750,447      10,814,817





CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Operations
(dollars in thousands, except earnings per share)

                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                          ---------------------------------------
                                                                   2003            2002
                                                               -------------   ------------
                                                                          (UNAUDITED)


Interest and dividend income:
  Interest income on loans                                     $     73,877    $     75,541
  Interest and dividends on investment securities                    23,918          30,020
                                                               ------------    ------------

       Total interest and dividend income                            97,795         105,561
                                                               ------------    ------------

Interest expense:
  Interest on deposits and escrow                                    17,584          27,007
  Interest on short-term borrowed funds                                 582           1,304
  Interest on advances from Federal Home Loan Bank                   18,496          17,708
                                                               ------------    ------------

       Total interest expense                                        36,662          46,019
                                                               ------------    ------------

Net interest income                                                  61,133          59,542
Provision for loan losses                                               975           1,125
                                                               ------------    ------------

Net interest income after provision for loan losses                  60,158          58,417
                                                               ------------    ------------

Noninterest income:
  Service charges and fees                                           11,415           9,211
  Income from cash surrender value of life insurance                  1,784           1,808
  Brokerage commission income                                         1,120           1,286
  Gains on sales of securities, net                                   5,458           1,671
  Other than temporary impairment of investment securities             (359)           (680)
  Gains on mortgage loan sales, net                                     125             190
  Other                                                                 433             488
                                                               ------------    ------------

       Total noninterest income                                      19,976          13,974
                                                               ------------    ------------


Noninterest expense:
  Salaries                                                           14,584          15,016
  Employee benefits                                                  11,323           8,536
  Fees and services                                                   4,857           5,578
  Occupancy, net                                                      2,962           3,535
  Furniture and equipment                                             2,511           2,978
  Marketing                                                           1,220           1,567
  Amortization of other intangible assets                             1,181           2,914
  Foreclosed real estate expense                                         83             179
  Net gains on sales of repossessed assets                              (42)            (16)
  Merger expenses                                                     1,722               -
  Other operating expenses                                            4,811           4,759
                                                              -------------    ------------

       Total noninterest expense                                     45,212          45,046
                                                              -------------    ------------

  Income before provision for income taxes                           34,922          27,345
  Provision for income taxes                                         11,588           8,920
                                                              -------------    ------------

       Net income                                             $      23,334    $     18,425
                                                              =============    ============


Earnings per share:
  Basic                                                       $        2.36    $       1.82
  Diluted                                                     $        2.16    $       1.71

Weighted average shares outstanding:
  Basic                                                           9,885,825      10,137,470
  Diluted                                                        10,787,029      10,802,544



CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY
Selected Financial Data
(dollars in thousands, except per share amounts)

                                                                    FOR THE THREE MONTHS      FOR THE NINE MONTHS
                                                                     ENDED SETPEMBER 30,      ENDED SEPTEMBER 30,
                                                                -------------------------   ------------------------
                                                                  2003            2002         2003           2002
                                                                ---------      ----------   ---------       --------
                                                                     (UNAUDITED)                   (UNAUDITED)

Operating ratios:
  Return on average assets                                          1.32%          1.08%       1.22%         1.00%
  Return on average stockholders' equity                           13.39%         10.52%      12.27%         9.96%
  Average stockholders' equity to
    average assets                                                  9.83%         10.30%       9.95%        10.07%

Yields (1):
  Net interest rate spread                                          3.05%          3.23%       3.15%         3.13%
  Net interest margin                                               3.30%          3.55%       3.41%         3.45%

  Gross loans                                                       5.78%          6.64%       6.01%         6.75%
  Securities and short term investments                             3.94%          4.95%       4.23%         4.93%
  Total interest-earning assets                                     5.22%          6.06%       5.44%         6.10%

  Interest-bearing deposits and escrow                              1.48%          2.27%       1.61%         2.43%
  Short-term borrowed funds                                         0.62%          1.47%       0.66%         1.54%
  Advances from Federal Home Loan                                   4.25%          4.93%       4.39%         4.98%
  Total interest-bearing liabilities                                2.17%          2.83%       2.29%         2.97%


Allowance for loan losses summary:
  Allowance for loan losses, beginning of period                $ 16,354       $ 15,325   $  16,172     $  15,228
  Provision for loan losses                                          300            375         975         1,125
  Loans charged off                                                  292            433         900         1,261
  Recoveries of loans previously charged off                        (125)           (77)       (240)         (252)
                                                                --------      ---------   ---------     ---------
    Net charge offs                                                  167            356         660         1,009
                                                                --------      ---------   ---------     ---------
  Allowance for loan losses, end of period                      $ 16,487      $  15,344   $  16,487     $  15,344
                                                                ========      =========   =========     =========

  Net charge offs to average gross loans (annualized)               0.04%          0.09%       0.05%         0.09%
  Allowance for loan losses to:
     Total gross loans                                              0.97%          1.00%       0.97%         1.00%
     Total nonperforming loans                                    803.85%        155.87%     803.85%       155.87%


                                                                  AT SEPTEMBER 30,         AT DECEMBER 31,
                                                              ------------------------     ---------------
                                                                  2003            2002           2002
                                                              ------------------------     ---------------
OTHER SELECTED DATA:                                                  (unaudited)            (unaudited)

    Loans past due 90 days and still accruing:
      One- to four family mortages                          $        390   $        670    $        527
      Commercial and multifamily mortgages                            -             605             395
      Commercial business                                            187          1,394             313
      Installment                                                    244            228             108
                                                            ------------   ------------    ------------
        Total loans past due 90 days and still accruing              821          2,897           1,343
                                                            ------------   ------------    ------------
    Loans on nonaccrual:
      One- to four family mortgages                                  125            393             306
      Construction mortgages                                          -           2,393               -
      Commercial and multifamily mortgages                           286            393             393
      Commercial business                                            819          3,763             852
      Installment                                                     -               5               -
                                                            ------------   ------------    ------------
        Total loans on nonaccrua1,                                 1,230          6,947           1,551
                                                            ------------   ------------    ------------
  Total nonperforming loans                                        2,051          9,844           2,894
  Other real estate owned                                            112              -               -
                                                            ------------   ------------    -------------
     Total nonperforming asset                              $      2,163   $      9,844    $      2,894
                                                            =============  ============    =============


  Total nonperforming loans as a percentage
     of total gross loans                                           0.12%          0.64%           0.19%
  Total nonperforming assets as a percentage
     of total assets                                                0.08%          0.39%           0.11%

  Shares outstanding (excludes treasury stock)                10,972,670     11,101,942      11,105,546
  Book value per share                                      $      23.35   $      22.83    $      22.65
  Tangible book value per share                             $      20.81   $      20.21    $      20.03
  Market value per share                                    $      51.25   $      37.03    $      38.45


(1) Yields are calculated on a fully taxable-equivalent basis assuming a 35% Federal income tax rate.
    Security yields are calculated on amortized cost and exclude the impact of unrealized gains and losses on available for sale securities.
